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                                                                  Exhibit 3.1.13

                            SKY ALLAND RESEARCH, INC.

                              ARTICLES OF AMENDMENT

                  Sky Alland Research, Inc., a Maryland corporation having its principal office in Columbia, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Corporation desires to amend certain provisions contained in its charter.

                  SECOND: The name of the Corporation is Sky Alland Research,
Inc.

                  THIRD. The Articles of Incorporation of the Corporation are hereby amended as follows:

                  The Articles Supplementary of the Corporation filed with the Maryland State Department of Assessments and Taxation on February 13, 1996 creating the rights, powers and preferences of the Convertible Preferred Stock, Series G and the Convertible Preferred Stock, Series H (the "Series G/H Articles Supplementary"), are hereby amended in the following manner:

                  Article SECOND, Section 3, subsection (b), of the Series G/H Articles Supplementary be and hereby is deleted in its entirety and replaced as follows:

                  (b) CONSOLIDATION OR MERGER. (i) any sale of all or substantially all of the Corporation's assets; (ii) any acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) in which all or substantially all of the outstanding shares of the Corporation are exchanged for securities or other consideration issued by the acquiring entity or its subsidiary; (iii) the acquisition by any person or group of persons by means of any share exchange, reorganization or other transaction that will result in the Corporation's stockholders immediately prior to such transaction holding not more than 50% of the voting power of the outstanding shares of capital stock of the surviving, continuing or acquiring entity or the parent of such entity; or (iv) any transactions contemplated by
Section 5.4 of the Stockholders Agreement, dated as of October 14, 1998, among the Corporation and the Stockholders named therein, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 3, and shall entitle the holders of the Preferred Stock to receive the Liquidation Preference, in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or any other capital stock in respect of their shares of such class or series of stock other than the Corporation's Convertible Preferred Stock, Series AA (the "Series AA Preferred Stock"), payments which may be made in cash or in securities or other property or in a combination thereof by the acquiring entity on the closing of such transaction; and provided further, that if in any such transaction the consideration per share payable in respect of the Preferred Stock includes an amount in cash or the fair market value of marketable securities that exceeds the Liquidation Preference of the Preferred Stock, all shares of such Preferred Stock shall


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be treated in such transaction on an as-converted basis and such transaction shall not be treated as a liquidation with respect to the Preferred Stock.

                  Article SECOND, Section 5, subsection (e), of the Series G/H Articles Supplementary be and hereby is deleted in its entirety and replaced as follows:

                  "(e) If, on the Redemption Date or the New Redemption Date, as applicable, the Corporation for any reason redeems less than 75% of the aggregate number of shares of Series G Preferred Stock and Series H Preferred Stock tendered for redemption pursuant to the terms of redemption set forth herein then on the Redemption Date or the New Redemption Date, as applicable,
(i) the size of the Board of Directors shall be increased by four; (ii) the holders of a majority of the shares of the Series G Preferred Stock and Series H Preferred Stock, taken together as a single class, shall be entitled to appoint two additional members of the Board of Directors; and (iii) the holders of a majority of the shares of the Series AA Preferred Stock shall be entitled to appoint two additional members of the Board of Directors, provided, however, that if on the Redemption Date or the New Redemption Date, as applicable, less than 10% of the originally issued Series AA Preferred Stock is outstanding then
(i) the size of the Board of Directors shall be increased by seven; (ii) the holders of a majority of the shares of the Series G Preferred Stock and Series H Preferred Stock, taken together as a single class, shall be entitled to appoint seven additional members of the Board of Directors; and (iii) the holders of a majority of the shares of the Series AA Preferred Stock shall not be entitled to appoint any additional members of the Board of Directors.

                  (f) If, on the Redemption Date or the New Redemption Date, as applicable, (i) the Corporation for any reason redeems at least 75% but less than 100% of the aggregate number of shares of Series G Preferred Stock and Series H Preferred Stock tendered for redemption and (ii) the Company does not redeem the remaining balance of shares Series G Preferred Stock and Series H Preferred Stock tendered for redemption by the first anniversary of the Redemption Date or the New Redemption Date, as applicable, then on the first anniversary of the Redemption Date or the New Redemption Date, as applicable,
(i) the size of the Board of Directors shall be increased by four; (ii) the holders of a majority of the shares of the Series G Preferred Stock and Series H Preferred Stock, taken together as a single class, shall be entitled to appoint two additional members of the Board of Directors, and (iii) the holders of a majority of the shares of the Series AA Preferred Stock shall be entitled to appoint two additional members of the Board of Directors, provided, however, that if on the first anniversary of the Redemption Date or the New Redemption Date, as applicable, less than 10% of the originally issued Series AA Preferred Stock is outstanding then (i) the size of the Board of Directors shall be increased by seven; (ii) the holders of a majority of the shares of the Series G Preferred Stock and Series Ii Preferred Stock, taken together as a single class, shall be entitled to appoint seven additional members of the Board of Directors; and (iii) the holders of a majority of the shares of the Series AA Preferred Stock shall not be entitled to appoint any additional members of the Board of Directors."

                  FOURTH. The amendment to the Series G/H Articles Supplementary was approved by the Board of


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Directors of the Corporation as of October 8, 1998 and declared by the Board of
Directors of the Corporation as advisable. The Board of Directors of the Corporation directed that the amendment to the Series G/H Articles Supplementary be submitted to the Corporation's stockholders for approval.

                  FIFTH: By unanimous written consent dated October 12, 1998, the amendment to the Series G/H Articles Supplementary was approved by a vote of more than a majority of the holders of the aggregate of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereon, including all of the holders of the issued and outstanding shares of the Corporation's Convertible Preferred Stock, Series G, and Convertible Preferred Stock, Series H, entitled to vote thereon, voting as a separate class.

                  SIXTH. Pursuant to the authorization of the Board of Directors of the Corporation, these Articles of Amendment may be executed by the President or any Vice President of the Corporation and may be attested by the Secretary of the Corporation.

                               {Signature and attestation on next page}


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                  IN WITNESS WHEREOF, Sky Alland Research, Inc. has caused these
Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary on the 14th day of October, 1998.

                                       SKY ALLAND RESEARCH, INC.

                                       By:  Richard T. Hebert
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                                            Richard T. Hebert
                                            President

ATTEST:

By: Thomas C. Hohman
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    Thomas C. Hohman
    Secretary


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                  THE UNDERSIGNED, President of Sky Alland Research, Inc., who
executed on behalf of the Corporation Articles of Amendment of which this Certificate is made a part, acknowledges in the name and on behalf of the Corporation that the foregoing Articles of Amendment are the corporate act of the Corporation and certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.
                                                      Richard T. Herbert
                                                     --------------------------
                                                      Richard T. Hebert

Date: 10/14/98
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